   As filed with the Securities and Exchange Commission on April 14, 1999

                                            REGISTRATION NO. 333-_______________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ________________

                        ALABAMA NATIONAL BANCORPORATION
              (Exact Name of Issuer as Specified in Its Charter)

         DELAWARE                                         63-1114426
(State of incorporation)                    (I.R.S. Employer Identification No.)


                            1927 FIRST AVENUE NORTH
                           BIRMINGHAM, ALABAMA 35203
                   (Address of Principal Executive Offices)

                        ALABAMA NATIONAL BANCORPORATION
                 DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES
                           (Full Title of the Plan)
                               _________________

                             JOHN H. HOLCOMB, III
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            1927 FIRST AVENUE NORTH
                          BIRMINGHAM, ALABAMA  35203
                                (205) 583-3600
                    (Name and Address of Agent for Service)

                                With a Copy to:

                               GREGORY S. CURRAN
                         MAYNARD, COOPER & GALE, P.C.
                            1901 SIXTH AVENUE NORTH
                                  SUITE 2400
                          BIRMINGHAM, ALABAMA  35203

                               ________________


                        CALCULATION OF REGISTRATION FEE

================================================================================================
                                                              PROPOSED
TITLE OF                                  PROPOSED MAXIMUM    MAXIMUM            AMOUNT OF
SECURITIES BEING         AMOUNT BEING     OFFERING PRICE      AGGREGATE          REGISTRATION
REGISTERED               REGISTERED (1)   PER SHARE(1)        OFFERING PRICE(1)  FEE
------------------------------------------------------------------------------------------------
Common Stock, $1.00
par value                 35,000(2)       $22.875              $800,625          $222.57
================================================================================================

(1) Pursuant to Rule 457, the offering price is estimated solely for the purpose of determining the registration fee and is based on the average of the bid and asked prices of the common stock of Alabama National Bancorporation on April 8, 1999.
(2) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of securities registered in this Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions.

                                     PART I

                                EXPLANATORY NOTE
                                ----------------

     This Registration Statement is being filed in order to register 35,000 shares of common stock, $1.00 par value per share ("Company Stock"), of Alabama National Bancorporation (the "Registrant"), which may be sold pursuant to the terms and conditions of the Company's Deferred Compensation Plan for Key Employees, as amended (the "Plan").

     A prospectus meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
------   ---------------------------------------

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated into this Registration Statement by reference:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

     2. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997.

     3. The description of the Registrant's shares of Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registration Statement filed by the Registrant to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
------   -------------------------

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------   --------------------------------------

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
------   -----------------------------------------

     The Certificate of Incorporation, as amended, of the Registrant contains a provision which, subject to certain exceptions described below, eliminates the liability of a director to the Registrant or its stockholders for monetary damages for any breach of duty as a director. This provision does not eliminate the liability of the director (i) for violations of his duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (the "DGCL") relating to unlawful dividends and distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Bylaws of the Registrant require the Registrant to indemnify any person who was, is or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of service by such person as a director of the Registrant or any other corporation, including the subsidiary banks of the Registrant, for which he served as such at the request of the Registrant. Directors are entitled to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding, except that no payments may be made with respect to liability which is not eliminated pursuant to the provision of the Registrant's Certificate of Incorporation described in the preceding paragraph. Directors are also entitled to have the Registrant advance any such expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

     In addition to the Bylaws of the Registrant, Section 145(c) of the DGCL requires the Registrant to indemnify any director who has been successful on the merits or otherwise in defending any proceeding described above which has arisen prior to July 1, 1997. The DGCL also provides that a court may order indemnification of a director if it determines that the director is fairly and reasonably entitled to such indemnification.

     The Board of Directors of the Registrant also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The Board of Directors has extended indemnification rights to all of its executive officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
------   -----------------------------------

         Not Applicable.

ITEM 8.  EXHIBITS.
------   --------

         The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

         5     Opinion and Consent of Maynard, Cooper & Gale, P.C.

         23.1  Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5 hereto).

         24 Power of Attorney of the Officers and Directors of the Registrant.

ITEM 9. UNDERTAKINGS.
------  ------------

     (a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration

Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided however, that such undertakings set forth in (i) and (ii) above do not apply to the extent the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     The undersigned Registrant further undertakes, that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant further undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


  The Registrant.  Pursuant to the requirements of the Securities Act, the
  --------------
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on April 14, 1999.

                              ALABAMA NATIONAL BANCORPORATION

                              By: /s/ John H. Holcomb, III
                                  ------------------------------------
                                  John H. Holcomb, III
                                  Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                            Date
---------                     -----                            ----

/s/ John H. Holcomb, III      Chairman, Chief Executive        April 14, 1999
------------------------      Officer, and Director
John H. Holcomb, III          (Principal Executive Officer)



/s/ Victor E. Nichol, Jr.     President, Chief Operating       April 14, 1999
-------------------------     Officer, and Director
Victor E. Nichol, Jr.



/s/ William E. Matthews, V    Executive Vice President and     April 14, 1999
--------------------------    Chief Financial Officer
William E. Matthews, V        (Principal Financial Officer)



/s/ James S. Parks, Jr.       Senior Vice President-Finance,   April 14, 1999
-----------------------       Treasurer (Principal
James S. Parks, Jr.           Accounting Officer)



         *                    Director                         April 14, 1999
-----------------------
W. Ray Barnes



         *                    Vice Chairman and Director       April 14, 1999
-----------------------
Dan M. David



         *                    Director                         April 14, 1999
-----------------------
T. Morris Hackney

Signature                     Title                          Date
---------                     -----                          ----


         *                    Director                       April 14, 1999
-----------------------
John D. Johns



         *                    Director                       April 14, 1999
-----------------------
John J. McMahon, Jr.



         *                    Director                       April 14, 1999
-----------------------
C. Phillip McWane



         *                    Director                       April 14, 1999
-----------------------
William D. Montgomery



         *                    Director                       April 14, 1999
-----------------------
Drayton Nabors, Jr.



         *                    Director                       April 14, 1999
-----------------------
C. Lloyd Nix



         *                    Director                       April 14, 1999
-----------------------
G. Ruffner Page, Jr.



         *                    Director                       April 14, 1999
-----------------------
William E. Sexton



         *                    Director                       April 14, 1999
-----------------------
W. Stancil Starnes



*By /s/ John H. Holcomb, III  Attorney-in-Fact               April 14, 1999
    ------------------------
    John H. Holcomb, III

                               INDEX TO EXHIBITS
                               -----------------

Exhibit        Description                                                  Page
-------        -----------                                                  ----

5              Opinion and Consent of Maynard, Cooper & Gale, P.C.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Maynard, Cooper & Gale, P.C. (included in
               Exhibit 5 hereto).

24 Power of Attorney of the Officers and Directors of the Registrant.